Exhibit 23.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated October 29, 2024, except for the effects of the restatement disclosed in Note 2 therein, as to which the date is October 3, 2025 relating to the audits of the consolidated financial statements of Critical Metals Corp. for the years ended June 30, 2024 and 2023, appearing in the Annual Report on Form 20-F as of June 30, 2025 (as amended).

/s/ Marcum llp

Houston, Texas

October 31, 2025